UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 12, 2006

L Q CORPORATION, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-25977 (COMMISSION FILE NUMBER)	77-0421089 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue New York, New York 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors of L Q Corporation, Inc. (the “Company”), including each director independent of the Company and Barington Capital Group, L.P. (“Barington”), approved as of July 12, 2006 an amendment of the services agreement between Barington and the Company dated as of November 18, 2004 (as amended, the “Services Agreement”). The amendment, which is effective as of June 30, 2006, extended the term of the Services Agreement until December 31, 2007. The Agreement was previously set to expire by its terms on June 30, 2006.

Under the Services Agreement, as amended, Barington will continue to provide certain administrative, accounting and other services on behalf of the Company for a fee of $10,000 per month and legal services on behalf of the Company at the Company’s request for a fee of $175 per hour.  The agreement also provides that in the event Barington identifies for the Company, at the Company’s request, a business transaction such as a merger, acquisition or joint venture, and provides the Company with financial consulting services in connection with such business transaction, the Company will pay Barington a fee of two percent of the amount of the consideration paid in the transaction.

Barington is a Delaware limited partnership whose general partner is a corporation of which James A. Mitarotonda is Chairman, President and Chief Executive Officer. Mr. Mitarotonda is our Chairman and former Chief Executive Officer.  Sebastian E. Cassetta, the President, Chief Executive Officer and a director of the Company, is a Senior Managing Director and Chief Operating Officer of Barington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                L Q CORPORATION, INC.

Dated: July 12, 2006                        By: /s/ James A. Mitarotonda
               James A. Mitarotonda
               Chairman